UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Radian Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350 Wayne, Pennsylvania, 19087
(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

As previously announced, on February 13, 2023, upon the recommendation of the Governance Committee of the board of directors (the “Board”) of Radian Group Inc. (the “Company”), the Board increased the size of the Board from ten to eleven directors and appointed a new director, Fawad Ahmad, to the Board.

Mr. Ahmad, 46, currently is serving as Senior Vice President and Chief Digital Officer at State Farm Mutual Automobile Insurance Company (“State Farm”), a property and casualty insurance provider that, with its affiliates, is the largest provider of auto and home insurance in the United States, where he leads State Farm’s Enterprise Technology function. Mr. Ahmad joined State Farm in 2016 as Vice President of Digital, and in 2017, was promoted to Vice President in Enterprise Technology – Customer Experience, a role that he held until assuming his current position in 2019. Before joining State Farm, from 2013 to 2016, Mr. Ahmad held leadership roles at Staples Inc., an industry leader in workspace products, including General Manager of Global Omnichannel Product and Strategy. Before that, Mr. Ahmad held the role of General Manager of the North America Core Shipping Platform at eBay Inc., a global commerce leader, responsible for leading the function’s strategy, operations, and strategic partnerships.

Mr. Ahmad brings current experience leading innovative digital, data and analytical organizations, including transformational digital initiatives at several industry-leading companies across the high-tech, e-commerce, retail, and insurance industries. This skill set and experience is highly valuable to our Company, as we  pursue opportunities to transform the future of the mortgage and real estate industries. In addition, Mr. Ahmad’s perspective and insights into digital transformations occurring across the financial markets, and more broadly the consumer markets, is highly valuable in supporting the Board’s oversight of the execution of our strategic objectives.

There is no arrangement or understanding between Mr. Ahmad and any other person pursuant to which he was appointed as director. Mr. Ahmad does not have a direct or indirect material interest in any transaction in which the Company is or will be a participant.

Item 7.01     Regulation FD Disclosure.

The Company’s news release announcing the appointment of Mr. Ahmad to the Company’s Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1*	Radian Group Inc. News Release dated February 13, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

____________________
*  Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: February 17, 2023

By: /s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary